UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 12, 2008

HALLADOR PETROLEUM COMPANY
(Exact Name of Registrant as specified in Charter)

Colorado	0-14731	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver, Colorado                80264-2701
(Address of Principal Executive Offices)                                                                      (Zip Code)

Registrant’s telephone number, including area code:  303-839-5504
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2008, Sunrise Coal, LLC, an Indiana limited liability company (“Sunrise”), entered into that certain Credit Agreement (the “Credit Agreement”) with PNC Bank, National Association, as Administrative Agent (in such capacity, “Agent”), and the other lenders party thereto, and with Hallador Petroleum Company (the “Company”), which owns an 80% membership interest in Sunrise, as a guarantor.  Under the Credit Agreement, the lenders agreed to provide a $40,000,000 term loan and a $30,000,000 revolving credit facility to Sunrise.  Sunrise granted a security interest in substantially all of its assets to the Agent for the benefit of the lenders to secure Sunrise’s obligations under the Credit Agreement.  In addition, the Company entered into a Continuing Agreement of Guaranty and Suretyship (the “Guaranty”) in favor of the Agent to guarantee the full and complete payment and performance of Sunrise’s obligations under the Credit Agreement, and agreed to pledge its membership interest in Sunrise to the Agent to secure the Company’s obligations under the Credit Agreement and the Guaranty.

Concurrently with the Credit Agreement, Sunrise executed an Amended and Restated Promissory Note in favor of the Company in the principal amount of $13,000,000, to replace the Promissory Note in the principal amount of up to $13,000,000 executed by Sunrise in favor of the Company on July 22, 2008 (the “July Promissory Note”).  The July Promissory Note was canceled when the Amended and Restated Promissory Note was issued to the Company.  The Company has subordinated its rights under the Amended and Restated Promissory Note to the obligations of Sunrise and the Company arising under the Credit Agreement, and has agreed to assign the Amended and Restated Promissory Note to the Agent under certain circumstances.  In addition, the Company and Sunrise have agreed to subordinate any other indebtedness each of them may have to other, to the obligations of Sunrise and the Company arising under the Credit Agreement.

The foregoing descriptions of the Credit Agreement, the Continuing Agreement of Guaranty and Suretyship and the Amended and Restated Promissory Note, do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and each of which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        HALLADOR PETROLEUM COMPANY

Date:  December 17, 2008                                                                                     By:/S/ VICTOR P. STABIO
                              Victor P. Stabio
                              Chief Executive Officer and President

Exhibit No.	Description of Exhibit

10.1
Credit Agreement dated December 12, 2008, by and among Sunrise Coal, LLC, Hallador Petroleum Company as a Guarantor, PNC Bank, National Association as administrative agent for the lenders, and the other lenders party thereto.

10.2	Continuing Agreement of Guaranty and Suretyship dated December 12, 2008, by Hallador Petroleum Company in favor of PNC Bank, National Association

10.3	Amended and Restated Promissory Note dated December 12, 2008, in the principal amount of $13,000,000, issued by Sunrise Coal, LLC in favor of Hallador Petroleum Company